Exhibit 10.59

Annual Incentive Plan

Fiscal Year 2012

Effective April 1, 2011 – March 31, 2012

Contents

I.	Purpose of the Plan

II.	Eligibility

III.	Administration

IV.	Plan Design

V.	Financial Objectives

VI.	Individual Objectives

VII.	Incentive Payments

VIII.	Amendment, Suspension and Termination

IX.	Unfunded Plan

X.	Other Benefit and Compensation Programs

XI.	Governing Law

Exhibit I:	Apportionment of Bonus Plan Objectives

Exhibit II:	Payout Schedule for Sales Objective

Exhibit III:	Payout Schedule for EBITDA Objective

I.	Purpose of the Plan

The purpose of the Annual Incentive Plan is to align all participants with the business objectives of Navarre Corporation and its subsidiaries (the “Company”) by motivating, rewarding and recognizing participants for their achievements and contribution to the Company’s success.

The proposed plan is intended to stimulate and reward participants to implement and achieve revenue growth.

II.	Eligibility

Most management-level employees of the Company are eligible to participate in the Plan. New hires must be employed prior to October 1st to be eligible for a pro-rata incentive payment for that fiscal year. Participants that terminate from the company, for any reason, prior to the date of the incentive payment, will lose their eligibility to receive an incentive payment.

III.	Administration

The Plan is administered by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”). The Chief Executive Officer of the Company (the “CEO”) will make recommendations to the Compensation Committee regarding participation, level of awards, changes to the Plan, financial objectives, and other aspects of the Plan’s administration. The Compensation Committee has the authority to interpret the Plan, and, subject to the Plan’s provisions, to make and amend rules and to make all other decisions necessary for the Plan’s administration. Any decision of the Compensation Committee in the interpretation and administration of the Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. Specifically, the Compensation Committee has the authority to approve payout percentages and to approve individual awards, including discretionary awards, for the executive officers. The CEO has the authority to approve individual awards, including discretionary awards, for other participants consistent with the Plan.

IV.	Plan Design

The Annual Incentive Plan has up to three components:

•	Financial Objectives

•	Sales Objectives

•	Individual Objectives

The potential bonus payout is based on a participant’s level and type of position and is determined as a percentage of the participant’s base salary apportioned between the components. The senior leadership team comprised of the CEO, COO/CFO, division presidents and corporate vice presidents will earn a bonus based on two components: Financial Objectives and Sales Objectives. Division vice presidents, directors, and managers will earn a payout based on three components: Financial Objectives, Sales Objectives, and Individual Objectives. The apportionment is summarized in Exhibit I.

The annual “Bonus Pool” is the amount of money available for payout of bonuses as determined by the Compensation Committee based upon the aggregate bonus potential of all participants and the extent to which the objectives have been achieved.

V.	Financial Objectives

The following Financial Objectives are measured based on attainment of specific levels of performance of the Company (or of a subsidiary, division, or department thereof):

•	Consolidated EBITDA Target of $18.2 M, before the Bonus Pool and severance accruals,

•	Consolidated Sales Target of $519 M.

•	For participants that are employees of a subsidiary of Navarre Corporation, the EBITDA and Sales components will be based upon a subsidiary specific target.

For subsidiary performance above threshold but below target, the bonus payout will be reduced proportionately.

•	The performance thresholds for the objectives payout will be attainment of 80% or greater for EBITDA and 90% or greater for sales. Payment will be on a sliding scale. See Exhibits II and III.

Threshold

A financial objective threshold must be attained before any bonus is earned (other than a discretionary pool payout, if approved). This threshold is 80% of the Consolidated EBITDA Target: $14.5 M.

Growth Pool

If Consolidated EBITDA exceeds the EBITDA Target, the Bonus Pool will be increased by 25% of the amount that Consolidated EBITDA exceeds the EBITDA Target.

Participants will share in the enhanced Bonus Pool on a pro-rata basis, subject to the maximum payment provision in Paragraph VII herein. This provides an enhanced incentive payout opportunity to participants which would be funded through improvement in Consolidated EBITDA beyond targeted amounts.

VI.	Individual Objectives

Goal Setting

Plan participants and their managers will share accountability for establishing annual goals for the Individual Objectives component of the incentive plan. Generally, participants will have a number of specific and measurable goals which may be weighted or prioritized. These goals should tie directly to the overall company, subsidiary, or department goals. Joint agreement on goals will be confirmed with signatures of the participant and his/her manager. These goals must be provided to Human Resources within two months of becoming eligible for the Annual Incentive Plan.

Goal Monitoring

Participants will normally meet with their managers at least quarterly to review progress on the established goals.

Goal Modification

Goals may be modified during the plan year if the business or the individual’s position requires the change. If the goals of a Named Executive Officer are adjusted, approval by the Compensation Committee of the Board of Directors is required.

Goal Measurement

Plan participants and their managers will discuss the participant’s goal achievement on their Individual Objectives and managers must submit the achievement to HR for approval in a timely manner. The Compensation Committee will evaluate and determine achievement of the CEO’s individual performance and review the achievement for the other executive officers.

VII.	Incentive Payments

Results and Adjustments

Actual business results for the fiscal year will be provided by the Chief Financial Officer and approved by the Compensation Committee. The Compensation Committee may

approve adjustments to actual business results to reflect organizational, operational, or other changes which have occurred during the year, e.g., acquisitions, dispositions, expansions, contractions, material non-recurring items of income or loss, extraordinary items, effects of accounting changes or other events.

Discretionary Pool

The Compensation Committee has determined that a discretionary pool should also be established to reward participants in the plan with exemplary performance. The maximum amount of the discretionary pool is $500,000, which may or may not be awarded in whole or in part.

Payments

Payments under the Plan will normally be paid within 45 days of the conclusion of the Company’s annual audit by its certified public accountants. Payment will be made for the number of full months that the participant held a qualifying position during the plan year and amounts paid will be taxed in compliance with Internal Revenue Service guidelines for bonuses. Checks for bonus payments will normally be hand delivered in one-on-one meetings by the participant’s manager.

Maximum Payment

Notwithstanding anything to the contrary provided in this Plan, payouts to any one participant will not exceed 150% of the participant’s target bonus.

Communication

After year-end closing, managers should meet individually with each participant to communicate the final achievement on specific goals and communicate the incentive payment amount. Human Resources will prepare a communication document to assist managers to effectively communicate this information.

VIII.	Amendment, Suspension and Termination

The Compensation Committee or the Board of Directors may at any time, and without prior notice, terminate, suspend, amend or modify this Plan or any incentive payments under the Plan not yet paid. No payments pursuant under this Plan will be made during any suspension of the Plan or after its termination.

IX.	Unfunded Plan

The Plan is unfunded and the Company shall not be required to segregate any assets for incentive payments under the Plan.

X.	Other Benefit and Compensation Programs

Payments received by a participant under this Plan shall not be deemed a part of a participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any state and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company unless expressly so provided by such other plan, contract or arrangement. Nothing in the Plan shall be construed as a contractual payment obligation or guarantee of employment for any participant.

XI.	Governing Law

To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of Minnesota and construed accordingly.

Exhibit I

Annual Incentive Plan Components:

Job Level	Consolidated EBITDA	Division EBITDA	Consolidated Sales	Division Sales	Individual Objectives

CEO and CFO/COO	75%		25%

Division Presidents		75%		25%

Corporate VP’s	75%		25%

Division VP’s		55%		25%	20%

Corporate Directors	40%		30%		30%

Division Directors		40%		30%	30%

Corporate Managers	40%		30%		30%

Division Managers		40%		30%	30%

Exhibit II

Annual Incentive Plan

FY11 Payout Schedule for Sales Objective

	Percent of Target / Budget	Payout %
Target	100%	100%
	99%	90%
	98%	80%
	97%	70%
	96%	60%
	95%	50%
	94%	40%
	93%	30%
	92%	20%
	91%	10%
	90%	5.0%
Minimum for Sales	90%	5%
	Below 90%	0% Payout

Threshold

Sales – 90% or higher of target must be achieved and is paid out on a sliding scale

Exhibit III

Annual Incentive Plan

Payout Schedule for EBITDA Objective

	Percent of Target / Budget	Payout %
Target	100%	100%
	99%	97.5%
	98%	95%
	97%	90%
	96%	85%
	95%	80%
	94%	75%
	93%	70%
	92%	65%
	91%	60%
	90%	55%
	89%	50%
	88%	45%
	87%	40%
	86%	35%
	85%	30%
	84%	25%
	83%	20%
	82%	15%
	81%	10%
Minimum for EBITDA	80%	5%
	Below 80%	0% Payout

Threshold

EBITDA – 80% or higher of target must be achieved and is paid out on a sliding scale